Exhibit 32.1

PERIODIC REPORT CERTIFICATION

I, Jill Brown Dean, President and Chief Executive Officer of Coldwater Creek Inc. (the “Company”), certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1)
the report of the Company on Form 10-Q for the quarterly period ended August 3, 2013, as filed with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Jill Brown Dean
Jill Brown Dean
President and Chief Executive Officer
(Principal Executive Officer)
September 12, 2013

I, James A. Bell, Executive Vice President, Chief Operating Officer and Chief Financial Officer of Coldwater Creek Inc. (the “Company”), certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1)
the report of the Company on Form 10-Q for the quarterly period ended August 3, 2013, as filed with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ James A. Bell
James A. Bell
Executive Vice-President, Chief Operating Officer and
Chief Financial Officer
(Principal Financial Officer)
September 12, 2013